AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of June, 2000, between International Cosmetics Marketing, Inc., a Florida corporation, whose principal place of business is 6501 N.W. Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487, and any of its successors or affiliated companies (collectively, the "Company") and Stephanie McAnly, an individual whose address is 714 N. Manatee Avenue, Apt. 3, Arcadia, Florida 34266 (the "Employee").

                                    RECITALS

         WHEREAS, the Company is a Florida corporation and is principally engaged in the business of marketing, distributing and selling consumer products.

         WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of August 19, 1999 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by such reference.

         WHEREAS, the Company and the Employee wish to amend certain terms of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

         2. Compensation and Benefits. Paragraph 5(c), Additional Options, of the Employment Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in its place:

                  c. Additional Options. Effective June 30, 2000 the Employee is granted 100,000 Options to purchase shares of the Company's Common Stock at an exercise price of $2.50 per share under the Company's 1997 Stock Option Plan and pursuant to the form of Option attached hereto as Exhibit B and incorporated herein by such reference. The Options shall vest, subject to the continued employment of Employee, as follows: (a) 50,000 Options on August 19, 2001 and 50,000 Options on August 19, 2002 and shall be exercisable for a five (5) year period from the date of vesting,

         3. No Other Modifications. Except as specifically amended by this Agreement, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

         4. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto regarding the subject matter hereof, superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         6. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         7. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

         8. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         9. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         10. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         11. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         12. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         13. Venue. Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 17th Judicial Circuit (or its successor) in and for Broward County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         14. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

         15. Independent Legal Counsel. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Agreement has waived such right.

THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

                                  THE COMPANY:

                                  INTERNATIONAL COSMETICS MARKETING, INC.

                                  By: /s/ Sonny Spoden
                                      ------------------------------------------
                                         Sonny Spoden, Chief Financial Officer

                                  THE EMPLOYEE
                                   /s/ Stephanie McAnly
                                  -------------------------------------
                                  Stephanie McAnly

                                    EXHIBIT B

                     INTERNATIONAL COSMETICS MARKETING, INC.
                      6501 N.W. Park of Commerce Boulevard
                                    Suite 205
                            Boca Raton, Florida 33487

                                                                  June 30, 2000


Ms. Stephanie McAnly
714 North Manatee Avenue
Apartment 3
Arcadia, Florida 34266

Dear Stephanie:

         The Board of Directors of International Cosmetics Marketing, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and under-stand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

         1. Type of Option. You are granted an ISO. Please see in particular
Section 11 of the Plan.

         2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase 100,000 shares of Stock at $2.50 per share, the current fair market value of a share of Stock.

         3. Vesting and Time of Exercise. The options shall vest, subject to the continued employment of Employee, as follows: (a) 50,000 options on August 19, 2001 and 50,000 Options on August 19, 2002. The Options shall be exercisable for a five (5) period from the date of vesting and ending when they terminate as provided in Section 5 of this letter.

         4. Method of Exercise. The Option shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

         5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

         (a) 50,000 Options on June 29, 2006 and 50,000 Options on June 29, 2007, being five (5) years from the date of vesting pursuant to the provisions of Section 3 of this Agreement; or

         (b) The expiration of thirty (30) days following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

         (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

         6. Securities Laws. The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

         7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

         8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                         Very truly yours,

                                         INTERNATIONAL COSMETICS MARKETING, INC.

                                         By:  /s/ Sonny Spoden
                                             ----------------------------------
                                         Sonny Spoden, Chief Financial Officer

AGREED AND ACCEPTED:


/s/ Stephanie McAnly
----------------------
Stephanie McAnly